EXHIBIT 10.1

SEVERANCE & RELEASE AGREEMENT

This Severance Agreement and Release (“Agreement”) is made by and between Openwave Systems Inc. (the “Company”), and Harold L. Covert (“Employee”).

WHEREAS, Employee has been employed by the Company since September 12, 2005, most recently in the position of Chief Financial Officer;

WHEREAS, the Company and Employee have entered into a Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”) dated October 20, 2005, which is incorporated herein by reference;

WHEREAS, the Company and Employee have entered into a Change of Control Severance Agreement (the “CoC Agreement”) dated December 19, 2006, which is incorporated herein by reference;

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as “the Parties”) hereby agree as follows:

A. Last Date Worked. Employee’s last date worked for the Company shall be August 3, 2007 (“Last Date Worked”). Employee shall not be required to work beyond the Last Date Worked, except to the extent necessary to complete the orderly transition of his duties.

B. Final Date of Employment. Employee’s employment with the Company will end on August 15, 2007, or earlier as permitted herein (the actual end date of employment is referred to herein as the “Final Date of Employment”).

C. Transition Period. From the date of this Agreement through August 2, 2007, Employee shall continue to perform his duties as assigned and consistent with his role as Chief Financial Officer in a professional and competent manner. From August 2, 2007 to the Final Date of Employment, Employee shall assist in the transition of duties to the Chief Financial Officer in a professional and competent manner. From the date of this Agreement through the Final Date of Employment, the Employee’s employment is and shall continue to be at will, as defined under applicable law.

D. Consideration. Provided Employee’s employment with the Company does not terminate prior to August 15, 2007, for any of the reasons set forth in Section 3(b) of the CoC Agreement and has complied with Paragraph F below, the Company agrees to provide Employee with the following severance benefits in lieu of any other severance pay and/or benefits to which he would otherwise be entitled under any Company plan or policy concerning such benefits:

1.	As soon as practicable, but no later than March 15 of the calendar year following the Final Date of Employment, the Company shall pay to Employee severance compensation in the form of a lump sum payment equal to $700,000, which consists of one year’s base salary plus target CIP bonus; customary payroll taxes and income tax withholding will be deducted from this lump sum payment; and

2.	On the Final Date of Employment the Company shall waive the Company’s right to repurchase Employee’s restricted stock awards as follows:

a. Grant No. 017247 granted on September 12, 2005 as to zero (0) shares. For the avoidance of doubt, 25,000 shares shall vest on August 15, 2007, and the Company shall exercise its right to repurchase the remaining 50,000 shares from this grant.

b. Grant No. 018136 granted on September 22, 2006 as to 4,723 shares.

All other stock options, restricted stock or other compensatory stock awards held by Employee that remain outstanding as of the Final Date of Employment (including, for avoidance of doubt, options, restricted stock or other awards issued after the effective date of the CoC Agreement) shall remain outstanding for a period of two (2) months following such Final Date of Employment, and, in the event that a Change of Control (as defined in the CoC Agreement) occurs during such two (2) month period, then: (i) all such stock options, restricted stock or other compensatory stock awards shall be subject to Section 3(a) of the CoC Agreement and (ii) Employee’s entitlement to exercise vested stock options following the termination of employment shall continue to be governed by the terms of the applicable Stock Option and Restricted Stock Agreements and Plans provided, however, that the date on which the Change of Control occurs shall be treated as the date of Employee’s termination of employment with the Company; and

3.	to provide Employee and his/her eligible dependents, at Company’s expense (on an after-tax basis to Employee, and after Employee’s contribution of his share of the applicable premiums as described in subsection 1), with medical, dental, and vision insurance benefit coverage in coordination with COBRA for a period of twelve (12) months, provided Employee executes and timely returns all necessary COBRA election documentation which will be sent to Employee after the Final Date of Employment; thereafter, if Employee wishes to continue such COBRA coverage, Employee will be required to pay all requisite premiums for such continued coverage.

E. Change of Control. Employee agrees that in the event that a Change of Control (as defined in the CoC Agreement) occurs within two months following Employee’s Final Date of Employment and, as a result, Employee otherwise would become entitled to benefits under the CoC Agreement: (1) Employee’s entitlement to such benefits shall be conditioned upon Employee’s execution of Exhibit A and Exhibit A becoming effective and (2) the severance pay and other benefits under the CoC Agreement shall be reduced by the severance pay and other benefits provided to Employee pursuant to Paragraph D above.

F. Confidential Information and Company Property. Employee shall maintain the confidentiality of the terms of this Agreement and shall continue to maintain all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement at all times during and after his employment with the Company. Employee shall return, in good working condition, all Company property and confidential and proprietary information in his possession to the Company on or before the Final Date of Employment.

G. Expense Reports. Company agrees that it will pay all reasonable expenses incurred by Employee as part of his employment consistent with the provisions of Company’s Travel and Expense reimbursement policy. Employee agrees that he shall submit all expense reports to Company no later than sixty (60) days following the Final Date of Employment.

H. Release of Claims. In exchange for the consideration described in Paragraph D above, Employee, on behalf of himself, and his heirs, family members, executors, administrators and affiliates, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, insurers, and assigns, from, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, arising from any omissions, acts or facts that have occurred up until and including the date on which this Agreement is signed by Employee including, without limitation,

1. any and all claims relating to or arising from Employee’s employment relationship with the Company or the termination of that relationship;

2. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

3. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

4. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Older Worker Benefit Protection Act (“OWBPA”) the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and Labor Code section 1400, et seq. (“California WARN Act”);

5. any and all claims for violation of the federal, or any state, constitution;

6. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination or unlawful harassment; and

7. any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and will remain in effect in all respects as a complete general release. This release does not extend to any obligations incurred under this Agreement, and it does not apply to any claims or rights that may not be released as a matter of law, including any statutory indemnity rights.

I. Acknowledgment of Waiver of Claims under ADEA and the OWBPA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and the Older Worker Benefit Protection Act (“OWBPA”) and that this waiver and release is knowing and voluntary. In accordance with the provisions of the OWBPA, the Company and Employee acknowledge that attached to this Agreement as Exhibit B is information concerning the ages of the Company employees similarly affected by this employment action, as well as information concerning the ages of employees in Employee’s job classification who are not affected by this action. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date on which Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least forty-five (45) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke the Agreement (by email notice to donna.goldstein@openwave.com); and (d) this Agreement shall not be effective until that seven-day period has expired without Employee’s revocation of this Agreement.

J. Civil Code Section 1542. Employee understands and agrees that the release set forth in this Agreement covers both claims that Employee knows about and those that he may not know about. Employee waives any rights afforded by Section 1542 of the California Civil Code, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

K. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity released herein. Employee also represents that he does not presently intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

L. Non-Disparagement. Employee agrees that he will not, at any time in the future, engage in any oral, written, or other communications with any person or entity that refer or relate in any way to the Company (including, without limitation, communications that refer or relate to the Company’s sale, value, business, strategies, plans, products, services, financial condition, operations, officers, directors, or employees), except as may be expressly requested in writing by the Company’s Chief Executive Officer. Notwithstanding the foregoing, Employee may respond truthfully to any subpoena or other compulsory legal process that requires him to provide information about any of the foregoing subjects.

M. No Admission of Liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

N. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the negotiation and documentation of this Agreement.

O. Dispute Resolution. In the event of any dispute or claim relating to or arising out of this Agreement, the Parties’ employment relationship, or the termination of that relationship for any reason (including, but not limited to, any claims of breach of contract, wrongful termination, fraud, retaliation, discrimination or harassment), the Parties agree that all such disputes/claims will be resolved by means of binding arbitration conducted by a single arbitrator appointed by the American Arbitration Association in San Mateo or Santa Clara County, California. Any such arbitration shall be conducted in accordance with the AAA’s national rules for the resolution of employment disputes, the current version of which can be reviewed at www.adr.org. The Parties hereby irrevocably waive their respective rights to have any such disputes/claims tried by a jury

P. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Employee warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

Q. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

R. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

S. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and it supersedes and replaces any and all prior agreements and understandings concerning that subject other than the Confidentiality Agreement, the CoC Agreement, and any Stock Option and Restricted Stock Agreements between the Parties, which shall remain in full force and effect except as modified by this Agreement. For the avoidance of doubt, any indemnity rights that might exist in favor of former employees at law and under the Company’s bylaws are not extinguished by this Agreement.

T. No Oral Modification. This Agreement may only be amended in writing signed by Employee and an authorized officer of the Company.

U. Governing Law. This Agreement shall be governed by the laws of the State of California (without regard to the principles of conflict of laws thereof).

V. Effective Date. This Agreement is effective eight calendar days after signature by both Parties (the “Effective Date”), provided that Employee has not previously revoked his execution of this Agreement as described above.

W. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

X. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties. The Parties acknowledge that:

1. They have read this Agreement;

2. They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

3. They understand the terms and consequences of this Agreement and of the release it contains;

4. They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Harold L. Covert, an individual

Dated: July 31, 2007	/s/ Harold L. Covert

OPENWAVE SYSTEMS INC.

Dated: July 31, 2007	By:	/s/ Robert Vrij
	Name:	Robert Vrij
	Title:	CEO

EXHIBIT A

RELEASE EXTENSION AGREEMENT

Hal Covert (“Covert”) and Openwave Systems Inc. (the “Company”) are parties to a Severance and Release Agreement of [insert date] (the “Agreement”). As further consideration for the compensation and benefits provided to Covert pursuant to the Agreement, Covert hereby extends the general release of claims set out in Paragraphs H- J of the Agreement to include any claims arising through and including the date on which he executes this Release Extension Agreement (the “Extension Agreement”). Covert hereby acknowledges and agrees that he has been paid all wages (including, but not limited to, base salary, bonuses, and accrued, unused vacation/paid time off) that he earned during his employment with the Company.

Except as modified by this Extension Agreement, the Agreement will remain in full force and effect. Covert may revoke this Extension Agreement within seven days following his execution of such agreement below, by email notice of revocation to_donna.goldstein@openwave.com. This Extension Agreement shall not become effective unless that seven-day period passes without any such revocation of this agreement by Employee.

Dated: , 2007
Hal Covert

Dated: , 2007	Openwave Systems Inc.

By:
[title]